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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Tyco International Ltd. of our report on the consolidated financial statements of Raychem Corporation dated July 15, 1998 (except as to the second paragraph of the "Contingencies" footnote, which is as of August 10, 1998), which appears on page 17 of Raychem Corporation's Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page 19 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 11, 1999